Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)        Registration Statement (Form S-8 No. 333-190180) of ABB Ltd pertaining to the Power-One,  Inc., Amended and Restated 2004 Stock Incentive Plan, Power-One, Inc., Amended and Restated 1996 Stock Incentive Plan,

2)        Registration Statement (Form S-8 No. 333-181583) of ABB Ltd pertaining to the Thomas & Betts Corporation 2008 Stock Incentive Plan, Thomas & Betts Corporation Equity Compensation Plan, Thomas & Betts Corporation 2001 Stock Incentive Plan and Thomas & Betts Corporation 1993 Management Stock Ownership Plan,

3)        Registration Statement (Form S-8 No. 333-179472) of ABB Ltd pertaining to the Baldor Electric Company Employees Profit Sharing and Savings Plan,

4)        Registration Statement (Form S-8 No. 333-171971) of ABB Ltd pertaining to the Baldor Electric Company 2006 Equity Incentive Plan and Baldor Electric Company 1994 Incentive Stock Plan,

5)        Registration Statement (Form S-8 No. 333-129271) of ABB Ltd pertaining to the ABB Employee Share Acquisition Plan – U.S. Share Acquisition Sub-Plan, and

6)        Registration Statement (Form F-3 Nos. 333-223907 and 333-223907-01) of ABB Ltd and ABB Finance (USA) Inc. pertaining to the registration of debt securities offered by ABB Finance (USA) Inc.;

of our report dated February 22, 2018, except for Note 3, as to which the date is March 27, 2019, and except for Note 23, as to which the date is February 25, 2020, with respect to the 2017 consolidated financial statements of ABB Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ernst & Young AG

Zurich, Switzerland

February 25, 2020